EXHIBIT 23.1

                            ZS CONSULTING GROUP, LLP
                    CERTIFIED PUBLIC ACCOUNTANTS & ADVISORS


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Blue Sun Media, Inc
(A Development Stage Company)
Central Point, Oregon


We hereby consent to the inclusion in this Registration Statement on form S1/A1 of our report dated January 20, 2011 relating to the financial statements of Blue Sun Media, Inc.

We further consent to being named as "Experts" in accounting and auditing as defined in the report.


/s/ZS Consulting Group LLP
Melville, New York
March 3, 2011


              115 Broad Hollow Road, Suite 350 Melville, New York
                 11747 Tel: (516) 394-3344 Fax: (516) 908-7867
                                www.zmscpas.com